UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

Intellia Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 18, 2017. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected Nessan Bermingham, Ph.D. and Jean-François Formela, M.D. as class I directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2020 and until his successor has been duly elected and qualified or until his earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Nessan Bermingham, Ph.D.	27,949,155	262,647	3,606,751
Jean-François Formela, M.D.	27,621,404	590,398	3,606,751

b)	The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
31,729,132	56,342	33,079

c)	The stockholders of the Company ratified the Company’s Amended and Restated 2015 Stock Option and Incentive Plan. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
27,501,943	700,154	9,705	3,606,751

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intellia Therapeutics, Inc.

Date: May 18, 2017	By:	/s/ Nessan Bermingham
Nessan Bermingham, Ph.D. President and Chief Executive Officer